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                                                                   Exhibit 23.5

                     CONSENT OF J.P. MORGAN SECURITIES INC.


     We hereby consent to the (i) the use of our opinion letter dated February 22, 1998 to the Board of Directors of Trusted Information Systems, Inc. ("TIS"), included as Annex C to the Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of TIS and Thor Acquisition Corp., a wholly owned subsidiary of Network Associates, Inc., and (ii) the reference to such opinion in such Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                       J.P. Morgan Securities, Inc.


                                       By: /s/ JOHN A. FORLINES III
                                          ---------------------------
                                          Name:  John A. Forlines III
                                          Title: Managing Director


March 24, 1998